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                            ACME METALS INCORPORATED

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              AMENDED AND RESTATED
                                    BY-LAWS

                     AS ADOPTED EFFECTIVE FEBRUARY 27, 1997


                                   ARTICLE I

                                    OFFICES

         SECTION 1.  GENERAL OFFICE    The general office of the Corporation
shall be located in such place, within or without the State of Delaware, as the Board of Directors shall, from time to time, determine or the business of the Corporation may require.

         SECTION 2.  OTHER OFFICES    The Corporation may also have offices at
such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1.  PLACE OF MEETINGS    All meetings of the stockholders for
the election of directors and for any other purposes shall be held at the general office of the Corporation or at such other place either within or without the State of Delaware as may be authorized by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.  ANNUAL MEETING    An annual meeting of the stockholders of
the Corporation shall be held on the fourth Thursday of April of each year if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10 o'clock A.M., or on such other date and at such other time as shall be fixed by the Board of Directors, when they shall elect the directors nominated for election by a plurality vote and transact such other business as may properly come before the meeting.

         SECTION 3.  SPECIAL MEETINGS   Special meetings of the stockholders,
for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors or the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they or he shall fix.

         SECTION 4.  NOTICE    Written notice of every meeting of stockholders,
stating the place, date, and hour where it is to be held, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, postage prepaid, by or at the direction of the Chairman of the Board, the President or the Secretary, to each stockholder of
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the Corporation entitled to vote at such meeting not less than ten, nor more than sixty, days before the date fixed for such meeting, except as otherwise provided herein or required by law (meaning herein, as required from time to time by the General Corporation Law of the State of Delaware from time to time in effect or the Certificate of Incorporation or other certificate filed pursuant to law). If mailed such notice shall be deemed to have been given when deposited in the United States mail, with postage prepaid, addressed to each stockholder at his address as it appears on the books of the Corporation. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 5.  VOTING LISTS   The officer or agent having charge of the
stock ledger of the Corporation shall make at least ten days before each meeting of stockholders a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares registered in the name of each, which list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place where the meeting is to be held, which place shall be specified in the notice of meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders who are entitled to examine the stock list, vote at the meeting in person or by proxy, and the number of shares held by each of them.

         SECTION 6.  QUORUM    At all meetings of stockholders, in order to
constitute a quorum for the transaction of business, there shall be present in person or represented by proxy holders of record of a majority of the shares of the class or classes of the capital stock of the Corporation entitled to vote at such meeting, except that as to any action to be taken by stockholders voting separately as a class or classes, the holders of a majority of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately with respect to such action whether or not a quorum of another class or classes be present, unless a larger number may be required by law. At any meeting of stockholders, if less than a quorum be present, the holders of record of a majority of the shares present and entitled to vote may adjourn the meeting from time to time until a quorum shall be present. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 7.  VOTE REQUIRED    All elections for directors shall be
determined by a plurality of the votes cast, and except as otherwise required by law or the Corporation's Certificate of Incorporation, all other matters shall be determined by a majority of the votes present in person or represented by proxy at the meeting and entitled to vote thereon.

         SECTION 8.  VOTING OF SHARES; PROXIES   Except as otherwise provided
by law, each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the Corporation to one vote for each share of stock having voting power standing in the name of





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such stockholder on the books of the Corporation and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         SECTION 9.  WAIVER OF NOTICE   Except as otherwise required by law,
any stockholder may at any time waive any or all notice to him of any meeting of stockholders by delivering to the Corporation a writing to that effect signed by him either before or after such meeting, and the presence of any stockholder in person or by proxy at any meeting of stockholders shall constitute waiver by him of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                  ARTICLE III

                                   DIRECTORS

         SECTION 1.  GENERAL POWERS    The business and affairs of the
Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and do all such lawful acts and things as are not by law or by these By-Laws required to be exercised or done by the stockholders.

         SECTION 2.  NUMBER AND TERM OF OFFICE    The number of directors shall
be fixed from time to time by the Board of Directors, but shall not be less than three nor more than fifteen. The directors shall be elected at such times, and for such terms, as provided in the Corporation's Certificate of Incorporation, and each shall hold office until his successor is elected and qualified, or until his earlier resignation, death or removal from office.

         SECTION 3. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES Subject to the rights of the holders of any series of Serial Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of





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stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 4.   VACANCIES     Vacancies occurring on the Board of
Directors or on any committee of the Board of Directors, or new directorships to be filled by an increase in the number of directors, may be filled by a majority of the directors then in office, or by a sole remaining director. Each director so chosen shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 5.  RULES    The Board of Directors may adopt such special
rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with law or these By-Laws.

         SECTION 6.  PLACE OF MEETING    The directors may hold their meetings
at the general office of the Corporation or at such other places as may be stated in the notice of such meeting.

         SECTION 7.  REGULAR MEETINGS    Regular meetings of the Board of
Directors may be held without notice at such date, time and place as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 8.  SPECIAL MEETINGS     Special meetings of the Board of
Directors may be called at any time for any purpose by the Chairman of the Board or the President, and shall be called by the Secretary when and as he shall be so requested in writing by the Chairman of the Board, the President or any three directors.

         SECTION 9.  NOTICE OF MEETINGS    Notice of every meeting of the Board
of Directors stating the date, time and place of such meeting shall be delivered, as hereinafter set forth, to each director at his business address or such other address as he shall have previously specified in writing directed to the Secretary. Notice, if by mail, shall be given not later than the third day preceding the meeting. Such notice shall be deemed to be given when deposited in the United States mail duly addressed with postage thereon prepaid. Notice, if by telegram, cable, telex or similar communication, shall be given at least twenty-four hours before the meeting. Such notice shall be deemed to be given when delivered to the telegraph or cable company or, in the case of a telex or similar communication, when transmitted. Notice may also be given in person or by telephone at least twenty-four hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         SECTION 10.  QUORUM    At all meetings of the Board of Directors a
majority of the entire Board shall constitute a quorum sufficient for the transaction of business, and any act of a majority





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of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specified provided by law or by these By-Laws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of such adjourned meeting.

         SECTION 11.  COMMITTEES    The Board of Directors by resolution
adopted by a majority of the entire Board may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board of Directors. A majority of the committee shall constitute a quorum sufficient for the transaction of business, and any act of a majority of the members of the committee present at a meeting at which there is an quorum shall be the act of the committee.

         SECTION 12.  COMPENSATION    The compensation of directors and the
Chairmen of committees shall be set from time to time by resolution of the Board of Directors. Directors who are officers or employees of the Corporation shall receive no compensation for their duties as directors. Directors shall be reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors or any committee thereof.

         SECTION 13.  WAIVER OF NOTICE    Except as otherwise required by law,
any director may at any time waive any or all notice to him of any meeting of the Board of Directors or a committee by delivering to the Corporation a writing to that effect signed by him either before or after such meeting, and the presence of any director at any meeting of the Board of Directors or such committee shall constitute a waiver by him of notice of such meeting if such director does not protest, prior to the meeting or at its commencement, the lack of notice.

         SECTION 14. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         SECTION 15.   ACTION WITHOUT A MEETING    Unless otherwise restricted
by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.


                                   ARTICLE IV

                              EXECUTIVE COMMITTEE

         SECTION 1.  APPOINTMENT    The Executive Committee shall consist of
the Chairman of the Board of Directors and the President of the Corporation and at least two other members of the Board of Directors or, if the offices of Chairman of the Board of Directors and President are held by one individual, the Executive Committee shall consist of such individual and at least three other members of the Board of Directors. Vacancies in the Executive Committee may be filled at any





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meeting of the Board of Directors.  All directors who are not members of the
Executive Committee shall be alternate members of the Executive Committee. Alternate members of the Executive Committee may from time to time be designated by the Chairman of the Board or the President to take the place of any absent member of the Executive Committee, and any alternate member of the Executive Committee when so designated shall be deemed a member of the Executive Committee at such meeting.

         SECTION 2.  POWERS    The Executive Committee shall have and may
exercise all the powers of the Board of Directors with reference to the conduct of the business and affairs of the Corporation in the interim between meetings of the Board of Directors. The Executive Committee shall not have power, however, to declare a dividend or to authorize the issuance of stock, to submit to stockholders matters requiring authorization of stockholders, to fill a vacancy on the Board of Directors or any committee, to fix the compensation of directors for serving upon the Board of Directors or committees, to amend, repeal or adopt By-Laws, or amend or repeal any resolution of the Board of Directors which by its terms may not be so amended or repealed. The minutes of each meeting of the Executive Committee shall be presented for approval at the next succeeding meeting of the Board of Directors.

         SECTION 3.  PLACE OF MEETINGS   Meetings of the Executive Committee
may be held at the general office of the Corporation or at such other places as may be stated in the notice of the meeting, and may be called by the Chairman of the Board or the President or by any other members of the Executive Committee.

         SECTION 4.  QUORUM   At any meeting of the Executive Committee, two
members or designated alternate members shall constitute a quorum for the transaction of business. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members or designated alternate members present, and in any event shall require not less than two affirmative votes.

         SECTION 5.  NOTICE    Notice of every meeting of the Executive
Committee stating the date, time and place of such meeting shall be delivered to each member of the Executive Committee and to each alternate member of the Executive Committee who may be designated to take the place of any absent member at any meeting of the Executive Committee. Notice shall be given in the manner hereinafter set forth at his business address or such other address as he shall have previously specified in writing directed to the Secretary. Notice, if by mail, shall be given not later than the third day preceding the meeting. Such notice shall be deemed to be given when deposited in the United States mail duly addressed with postage thereon prepaid. Notice, if by telegram, cable, telex or similar communication, shall be given at least twenty-four hours before the meeting. Such notice shall be deemed to be given when delivered to the telegraph or cable company or, in the case of a telex or similar communication, when transmitted. Notice may also be given in person or by telephone at least twenty-four hours before the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting.





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                                   ARTICLE V

                                    OFFICERS

         SECTION 1.  NUMBER    The officers of the Corporation shall consist of
a Chairman of the Board, a President, one or more Vice Presidents,  a
Controller, a Secretary, and a Treasurer.   Any two of the aforesaid offices
except those of Chairman of the Board and Secretary may be held by the same person. The officers of the Corporation may also consist of one or more Executive Vice Presidents, Group Vice Presidents, Assistant Treasurers or Assistant Secretaries, as shall be determined by the Board of Directors.

         SECTION 2.  ELECTION    The Board of Directors, immediately after each
annual meeting of stockholders, shall, by majority vote, elect the officers of the Corporation. The Board of Directors may also elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors or the Executive Committee.

         SECTION 3.  TERM OF OFFICE    The officers of the Corporation shall
hold office for a term of one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4.  CHAIRMAN OF THE BOARD    The Chairman of the Board shall
preside at all meetings of the stockholders and the Board of Directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors or the Executive Committee. The Chairman of the Board need not be an employee of the Corporation. The Chairman of the Board may also be the Chief Executive Officer of the Corporation if so appointed by the Board of Directors.

         SECTION 5.  PRESIDENT   The President shall  have charge of the
business and operations of the Corporation, subject to the control of the Board of Directors; shall in general supervise and see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect; shall do and perform all acts and things incident to the position of President; and, shall have such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee or the Chief Executive Officer, if the President has not been so appointed by the Board of Directors. He shall preside as Chairman at all meetings of the Executive Committee. In the absence, death or inability to act of the Chairman of the Board, the President shall, in addition to his other powers and duties, have and exercise all powers and duties of the Chairman of the Board. The President may also be the Chief Executive Officer and/or the Chief Operating Officer of the Corporation, if so appointed by the Board of Directors.

         SECTION 6.  EXECUTION OF DOCUMENTS    The President  shall have, and
is hereby given, full power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, including those requiring a seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the President may delegate to other officers, employees and agents of the





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Corporation the power and authority to execute, on behalf of the Corporation, duly authorized contracts, agreements, deeds, conveyances, or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, with such limitations as the President may specify; such authority so delegated by the President shall not be redelegated by the person to whom such execution authority has been delegated.

         SECTION 7.  EXECUTIVE VICE PRESIDENTS    An Executive Vice President
shall direct and be responsible for operation of such segments of the Corporation's business, and such other functions as may be assigned to him from time to time by the Board of Directors, the Executive Committee or the President.

         SECTION 8.  GROUP VICE PRESIDENTS       A Group Vice President shall,
under the direction and the supervision of the President or an Executive Vice President , direct and be responsible for operation of such segments of the Corporation's business, and such other functions as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the President or an Executive Vice President.

         SECTION 9.   VICE PRESIDENTS     Vice Presidents shall perform such
duties and have such powers as the Board of Directors may from time to time prescribe, except that (a) no Vice President shall preside at a meeting of the stockholders or of the Board of Directors or Executive Committee unless he is a director of the Corporation; and (b) no Vice President shall have the power and authority to delegate execution authority reserved to the President under
Section 6 of this Article.

         SECTION 10.  VICE PRESIDENT - FINANCE AND ADMINISTRATION     The Vice
President - Finance and Administration shall be the chief financial and administrative officer of the Corporation. He shall be in charge of the financial affairs of the Corporation under the direction of the Board of Directors and the supervision of the President or the Chief Executive Officer. He shall supervise the activities of the Treasurer and the Controller and shall report periodically to the Board of Directors or the Executive Committee concerning the financial condition of the Corporation and shall perform such other duties as shall be ordered by the Board of Directors, the Executive Committee or the President or the Chief Executive Officer.

         SECTION 11.  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY    The Vice
President, General Counsel and Secretary shall be the chief legal officer of the Corporation. He shall have charge of the legal affairs of the Corporation under the direction of the Board of Directors and the Executive Committee and the supervision of the President or the Chief Executive Officer and shall perform such other duties as shall be ordered by the Board of Directors, the
Executive Committee or the President or the Chief Executive Officer.   He shall
attend all meetings of the Board of Directors, the Executive Committee, and of the stockholders, and record all the proceedings of the meetings of the Board of Directors, the Executive Committee and of the stockholders in books to be kept for that purpose and shall perform like duties for other committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board
of Directors or the President  or the Chief Executive Officer.   He shall have
custody of the corporate seal of the Corporation and he or any Assistant Secretary shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.





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         SECTION 12.  THE TREASURER  Under supervision of the Vice President -
Finance and Administration, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Vice President - Finance and Administration an account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, he shall perform such other acts as are usually performed by the Treasurer of the Corporation or assigned to him by the Board of Directors, the Executive Committee, the Chairman, the President or the Vice President - Finance and Administration.

         SECTION 13.  CONTROLLER    Under the supervision of the Vice President
- Finance and Administration, the Controller shall be the chief accounting officer of the Corporation. He shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of money by the Corporation for payment by the Treasurer. He shall be in charge of and maintain books of account and accounting records of the Corporation and shall render to the Vice President - Finance and Administration an account of all his transactions as Controller. In addition, he shall perform such other acts as are usually performed by the Controller of a corporation or assigned to him by the Board of Directors, the Executive Committee, the Chairman, the President or the Vice President - Finance and Administration.

         SECTION 14.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS      The
Assistant Secretary and the Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Secretaries and Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer as the case may be, perform the duties and exercise the powers of the Secretary or Treasurer as the case may be, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                                 CAPITAL STOCK

         SECTION 1.  STOCK CERTIFICATES     Certificates representing shares of
stock of the Corporation shall be in such form as shall be determined by the Board of Directors and as required by law. They shall be numbered and entered in the books of the Corporation as they are issued, shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved or printed.

         SECTION 2.  LOST, STOLEN OR DESTROYED CERTIFICATES     A new
certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a





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new certificate or certificates the  Secretary may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Worn, defaced and mutilated certificates of stock may be surrendered and canceled and a new certificate in lieu of the same may be issued.

         SECTION 3.  TRANSFER AGENTS AND REGISTRARS     The  Secretary shall
appoint one or more transfer agents and one or more registrars. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession or assignment of authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificate and every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept in the office of the Corporation
or at the office of its transfer agents.   The stock books of the Corporation
shall contain the names and addresses of all stockholders of the Corporation, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

         SECTION 4.  HOLDER OF RECORD     The Corporation shall be entitled to
treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be found to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.


                                  ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 1.  FIXING OF RECORD DATE    For the purpose of determining
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or to receive any other distribution, or for the allotment of any rights, or for the delivery of evidence of rights or evidences of interests out of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date of such meeting. If no record date is fixed, the record date for determining stockholders (i) entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 2.  DIVIDENDS   The Board of Directors may from time to time
declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law.





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         SECTION 3.  CORPORATE SEAL    The seal of the Corporation shall be in
the form of a circle and shall bear the name of the Corporation.

         SECTION 4.  FISCAL YEAR   The fiscal year of the Corporation shall be
determined by resolution of the Board of Directors.

         SECTION 5.  CHECKS, DRAFTS    All checks, drafts or other orders for
the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the Executive Committee may from time to time designate.

         SECTION 6.  AMENDMENT OR REPEAL OF BY-LAWS    Except as otherwise
provided by law or the Certificate of Incorporation of the Corporation, the By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors.

         SECTION 7.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES
The Corporation shall indemnify to the full extent authorized by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in connection with such action, suit or proceeding. Such indemnification shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of disinterested directors, or as a matter of law or otherwise. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.





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